Exhibit 4.3.2.3

Atlantic Innovation Fund

Amendment No. 3

Contract Number: 203260

This Amendment made

BETWEEN:	ATLANTIC CANADA OPPORTUNITIES AGENCY
(hereinafter referred to as “ACOA”)
AND:	METAMATERIAL TECHNOLOGIES INC., a corporation duly incorporated under the laws of Canada, having its head office located at 1 Research Drive, Dartmouth, Nova Scotia, B2Y 4M9
(hereinafter referred to as “MTI”)
AND:	LAMDA GUARD INC., a corporation duly incorporated under the laws of Canada, having its head office located at 1 Research Drive, Dartmouth, Nova Scotia, B2Y 4M9
(hereinafter referred to as "LGI")

(MTI and LGI herein collectively referred together as "the Recipient")

WHEREAS ACOA and the Proponent have entered into a contribution agreement (the “Agreement”) pursuant to the Atlantic Innovation Fund (AIF) dated March 23,2015 and as amended;

WHEREAS the parties wish to amend the Agreement in order to incorporate changes to the NANOLIFT – Nanostructured Laser Interference Filter Technologies Project which have occurred during the time between commencement of the Project and the date of this Amendment Agreement.

IN CONSIDERATION of the mutual covenants and agreements herein and subject to the terms and conditions in this Amendment Agreement, the parties agree as follows:

1.
(a) ADD:

Article 3.9 as follows:

(a)
At the discretion of the Agency, an advance payment may be made to the Recipient.
(b)
To request an advance payment, the Recipient must submit a completed and signed copy of the Advance Payment Request form (provided by the Agency), including a monthly cash flow forecast of requirements for the Eligible Costs to be incurred during the advance period. Such documentation must demonstrate that an advance payment is essential to the successful completion of the project.
(c)
Each advance payment must be accounted for, to the satisfaction of the Agency, within forty-five (45) days of the end of the advance period for which that advance payment was made.

This Amendment Agreement is supplementary to the Agreement and all other terms and conditions of the Agreement will remain in full force and effect.

For ease of reference, attached as Schedule A is a consolidation of the Agreement and all of the amendments executed by the parties.

This Amendment Agreement must be signed by the Proponent and received by ACOA on or before 30 days from the date of this cover letter, failing which it will be null and void.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.

ATLANTIC CANADA OPPORTUNITIES AGENCY,

Per: [signature]

Peter Hogan, Vice-President (Nova Scotia)
Name & Title

Feb. 2/2016
Date

METAMATERIAL TECHNOLOGIES INC.,

Per: [signature]

George Palikaras, CEO
Name & Title

Feb 11 /2016
Date

Per: [signature]

Name & Title

Date

LAMDA GUARD INC.,

Per: [signature]

George Palikaras, CEO
Name & Title

Feb 11 /2016
Date

Per:

Name & Title

Date

Atlantic Canada Opportunities Agency	Agence de promotion économique du Canada atlantique

Nova Scotia Office P.O. Box 2284 Station “C” Halifax, N.S. B3J 3C8	Bureau de Ia Nouvelle-Écosse C.P. 2284 Succ. “C” Halifax (N.-É.) B3J 3C8

Contract Number 203260

Amendment # 3

FEB 0 2 2016

Metamaterial Technologies Inc.

1 Research Drive

Dartmouth, Nova Scotia

B2Y 4M9

Attention: Dr. George Palikaras, CEO

Dear Dr. Palikaras:

Re:	Atlantic Innovation Fund (AIF) – NANOLIFT – Nanostructured Laser Interference Filter Technologies Project

With reference to the above-noted project, please find enclosed:

(1)
Two original copies of Amendment #3. If you are in concurrence with this amendment, please sign both copies and return one copy to us on or before thirty days from the date of this covering letter. The other copy is for your records.
(2)
A consolidation copy (Schedule ‘A’) of the Agreement and this amendment. This consolidation is for working purposes only.

Should you have any questions concerning this amendment, please contact me at 902-426-8676; toll-free at 1-800-565-1228 or via email at Shane.Fleming@canada.ca.

Encls.